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Exhibit 16.1

January 25, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read and agree with the comments in Item 4.01 of Form 8-K/A of Solpower Corporation dated January 25, 2006.





                            /s/ Semple & Cooper, LLP